Exhibit 99.1

BOSTON LIFE SCIENCES MOVES INTO NEW HEADQUARTERS

HOPKINTON—(BUSINESS WIRE)—September 13, 2005—Boston Life Sciences, Inc. (NASDAQ: BLSI) today announced that it has relocated to new headquarters in Hopkinton, Massachusetts, and subleased its former headquarters on Newbury Street in Boston.

It is anticipated that the relocation will afford the Company several benefits. The relocation is expected to reduce on-going overhead expenses for facility operation which the company believes will allow a greater share of financial resources to be devoted to program and business development. Subleases for the Newbury Street facility were finalized and delivered on September 9, 2005 with tenants that have agreed to lease the facility for the remainder of the existing lease terms. The lease for the Hopkinton headquarters expires in June 2008 providing the Company with increased flexibility and expansion possibilities going forward.

Hopkinton is located 26 miles southwest of Boston. The town provides a biotech friendly environment easily accessible from both Boston and Providence airports.

The Company will also maintain additional short term leased office space in Woburn, Massachusetts to accommodate certain research and administrative personnel.

The Company’s new postal address and phone numbers are as follows:

Boston Life Sciences, Inc.

85 Main Street

Hopkinton, MA 01748

Tel: (508) 497-2360

Fax: (508) 497-9964

The current website and email address will remain the same:

Website:	http://www.bostonlifesciences.com

Email:	IR@bostonlifesciences.com

About Boston Life Sciences

Boston Life Sciences, Inc. (BLSI) is engaged in the research and clinical development of diagnostic and therapeutic products for central nervous system (CNS) disorders. ALTROPANE molecular imaging agent is in Phase III clinical trials for the diagnosis of Parkinsonian Syndrome (PS) and a Phase II clinical trial for the diagnosis of Attention Deficit Hyperactivity Disorder (ADHD). The Company’s research and pre-clinical CNS programs include Inosine for the treatment of stroke, O-1369 for the treatment of

Parkinson’s disease and FLUORATEC™, a second generation molecular imaging agent, for PS and ADHD. BLSI’s current research collaborations include Harvard Medical School, Children’s Hospital of Boston and the University of Massachusetts-Worcester.

The foregoing release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding Boston Life Sciences’ expectations, beliefs, intentions or strategies regarding the future and can be identified by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the Company’s Quarterly Report on form 10-Q for the quarter ended June 30, 2005, filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by Boston Life Sciences from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Boston Life Sciences, Inc. is providing the information in this press release as of this date and does not undertakes any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

ALTROPANE is a registered trademark and FLUORATEC is a trademark of Boston Life Sciences, Inc.

CONTACT:	Boston Life Sciences, Inc.
Sharon Correia 508-497-2360 ext 224
scorreia@bostonlifesciences.com

Source:	Boston Life Sciences, Inc.